UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 27, 2006
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Date of Report (Date of earliest event reported)


IVI COMMUNICATIONS, INC.
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(Exact Name of Registrant as specified in Charter)

Commission File No. 000-32797

Nevada
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 (State of Other Jurisdiction of Incorporation)

33-0965560
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(I.R.S. Employer Identification No.)

5959 W. Century Blvd., Suite 573
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(Address of Principal Executive Office)

90045
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(Zip Code)

Registrant's Telephone Number, Including Area Code: (310) 216-7740

Copies to:
Marcelle S. Balcombe
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 27, 2006, the Company entered into a Securities Purchase Agreement and Convertible Debenture in the aggregate principal amount of $600,000 with Cornell Capital Partners, LP (the "Purchasers") of which $200,000 was advanced immediately. The second installment of $200,000 will be advanced two business days prior to the filing by the Company with the Securities and Exchange Commission (the "Commissions") of the Registration Statement (as defined below). The last installment of $200,000 will be advanced two business days prior to the date the Registration Statement is declared effective by the Commission. The Debenture carries interest of 12% per annum, and is due on or before March 27, 2009. The Debenture is convertible into common stock of the Company at the lower of $0.20 or ninety percent (90%) of the lowest closing Bid Price of the Common Stock during the thirty (30) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP.

In connection with the offering, the Company issued an aggregate 2,000,000 warrants to purchase common stock at a rate of $0.30 per share and 1,500,000 warrants to purchase common stock at a rate of $0.40 per share, subject to anti-dilution adjustments. The Company will register with the Commission 3,500,000 shares of Common Stock to be issued upon exercise of the warrants.

In connection with the Securities Purchase Agreement, the Company also entered into a registration rights agreement with the Purchasers (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than July 26,


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2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than May 11, 2006, or if the Registration Statement is not declared effective by July 25, 2006, it is required to pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

The Convertible Debenture is secured by a Security Agreement and three uniform Subsidiary Security Agreements, each entered into among the Company and Purchasers on March 27, 2006, whereby the Convertible Debenture is secured by all of the assets of the Company. In addition, the Company entered into a Pledge and Escrow Agreement with Purchasers and Escrow Agent, whereby the Convertible Debenture is secured by a further 15,000,000 shares of common stock held by the Escrow Agent. In addition, the officers of the Company entered into Pledge and Escrow Agreements with Purchasers and Escrow Agent, whereby the Convertible Debenture is secured by a further 925,000 common shares and 3,300,000 preferred shares held by the Escrow Agent.


The net proceeds of the financing are to be utilized for general working capital.
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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant. See Item 1.01 for a description of a secured loan obligation by the Company.

Item 3.02 Unregistered Sales of Equity Securities.
See Item 1.01 above for a description of the transactions pursuant to which the Company issued Debentures and Warrants. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.


Item 9.01. Financial Statements and Exhibits.

(a) Exhibits Furnished.

4.3      Convertible Debenture dated March 27, 2006.
4.4      Warrant CCP-001 dated March 27, 2006.
4.5      Warrant CCP-002 dated March 27, 2006.
10.18    Securities Purchase Agreement , dated March 27, 2006.
10.19    Investor Registration Rights Agreement dated March 27, 2006.
10.20    Pledge and Escrow Agreement (Issuer) dated March 27, 2006.
10.21    Pledge and Escrow Agreement (Insider) dated March 27, 2006.
10.22    Pledge and Escrow Agreement (Insider) dated March 27, 2006.
10.23    Security Agreement dated March 27, 2006.
10.24    Subsidiary Security Agreement dated March 27, 2006.
10.25    Subsidiary Security Agreement dated March 27, 2006.
10.26    Subsidiary Security Agreement dated March 27, 2006.
10.27    Irrevocable Transfer Agent Instructions




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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                            IVI Communications, Inc.




Date:  March 31, 2006        By:  /s/ CHARLES ROODENBURG
                                  ---------------------------
                                  Charles Roodenburg
                                  Secretary